UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2026

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 982-0353
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2026, Compass, Inc. ("Compass" or the "Company") appointed Timothy B. Gustavson as its Chief Accounting Officer and principal accounting officer, effective March 2, 2026. Mr. Wahlers will continue to serve as the Company's Chief Financial Officer and principal financial officer.
Mr. Gustavson, age 57, served as the Chief Accounting Officer, Controller and Senior Vice President of Anywhere Real Estate, Inc. ("Anywhere") from March 2015 until the acquisition of Anywhere by Compass effective January 9, 2026. He joined Anywhere in 2006 and from 2006 to March 2015, he served in various roles of increasing responsibilities. Prior to joining Anywhere, Mr. Gustavson spent 16 years in public accounting with the KPMG audit practice. Mr. Gustavson is a certified public accountant.
There are no family relationships between Mr. Gustavson and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Gustavson and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Gustavson and the Company. No new compensatory arrangements were entered into with Mr. Gustavson in connection with his appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: February 23, 2026	By:	/s/ Scott Wahlers
Scott Wahlers
Chief Financial Officer